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                                                                    Exhibit 21.1

                               RADISYS CORPORATION

                              LIST OF SUBSIDIARIES

                                                    JURISDICTION OF
               SUBSIDIARY                            INCORPORATION
----------------------------------------------      ---------------
RadiSys Microware Communications
  Software Division, Inc.                            Iowa
RadiSys B.V.                                         Netherlands
RadiSys GmbH                                         Germany
RadiSys Ireland Limited                              Ireland
RadiSys Technology (Ireland) Limited                 Ireland
RadiSys Israel Ltd.                                  Israel
RSC KK (inactive)                                    Japan
RadiSys Systems Technology (Shanghai) Co. Ltd.       China
Nihon RadiSys KK                                     Japan
Sequoia Japan (inactive)                             Japan
RadiSys SARL                                         France
RadiSys UK Limited                                   United Kingdom
Microware Systems Ltd.                               United Kingdom
Texas Micro Systems United Kingdom
   Limited (inactive)                                United Kingdom